Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  This agreement may be included as an exhibit to such joint filing.

Dated:  August 3, 2006.

RCA II GP Limited

By:	/s/ Brian Dolan
	Name:	Brian Dolan
	Title:	Partner

RESOURCE CAPITAL ASSOCIATES II L.P.

By:	RCA II GP Limited, General Partner

	By:	/s/ Brian Dolan
		Name:	Brian Dolan
		Title:	Partner

RESOURCE CAPITAL FUND II L.P.

By:	Resource Capital Associates II L.P., General Partner

	By:	RCA II GP Limited, General Partner

		By:	/s/ Brian Dolan
			Name:	Brian Dolan
			Title:	Partner

RCA III GP L.L.C.

By:	/s/ Brian Dolan
	Name:	Brian Dolan
	Title:	Partner

RESOURCE CAPITAL ASSOCIATES III L.P.

By:	RCA III GP L.L.C., General Partner

	By:	/s/ Brian Dolan
		Name:	Brian Dolan
		Title:	Partner

RESOURCE CAPITAL FUND III L.P.

By:	Resource Capital Associates III L.P., General Partner

	By:	RCA III GP L.L.C., General Partner

		By:	/s/ Brian Dolan
			Name:	Brian Dolan
			Title:	Partner